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                                                                    Exhibit 10.1

            MEDEX, INC. ADMINISTRATIVE INCENTIVE STOCK OPTION PLAN II


1.       PURPOSE

         The purpose of this plan is to provide the additional incentives inherent in stock ownership to those employees of Medex, Inc. upon whom rest the major responsibilities for the success of the Company and thereby to bring them into closer identity with the future of the Company; to strengthen the desire of such employees to remain in the service of the Company; and in the future to secure and retain the services of able management personnel in key positions. This Plan is intended to permit stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1954 as amended. All options granted under this Plan are intended to comply with the requirements of Section 422A of the Internal Revenue Code. If any provision of this Plan conflicts with any requirements of Section 422A of the Internal Revenue Code, then that provision of the Plan shall be void and of no effect.

2.       STOCK TO BE OFFERED FOR PURCHASE

         The stock which may be purchased pursuant to options granted under this Plan shall be authorized capital stock of the Company, either unissued or reacquired. No option shall be granted if as a result thereof, the aggregate number of shares optioned under this Plan would exceed 1,050,000 shares, provided, however, in the event of any change as a result of recapitalization, merger, consolidation, stock dividend, stock split, combination or exchanges of shares, or otherwise, in character or amount of the Corporation's authorized and outstanding capital stock subsequent to approval of this plan by the shareholders, the number of shares available for option under this Plan shall be the number to which a holder would have been entitled if the unissued options had been outstanding at the time of the occurrences of the change. However, in the event that any option granted under this Plan shall terminate for any reason or be surrendered without having been exercised in full, the shares not purchased under such option shall again become available for the purposes of the Plan.

3.       ELIGIBILITY

         Options may be granted only to those employees of the Corporation or its subsidiaries who are eligible under applicable provision of law to receive an "Incentive Stock Option" as defined by the Internal Revenue Code or any subsequently enacted taxing statute applicable at the time of granting of such option. Options may be granted only to those employees of the Corporation or of its subsidiaries whose duties and responsibilities are such that the rate of compensation of each equals or exceeds $15,000 per annum and such other criteria as the Board of Directors of the company, ("The Board or Board") may from time to time establish. No

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employee shall be eligible to receive an option within one year prior to his normal retirement date. An employee, at the time an option is granted, shall not own stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or of any subsidiary corporation unless at the time of such grant, the option price is fixed at not less than 110 percent of the fair market value of the stock subject to the option, and exercise of such option is prohibited by its terms after the expiration of five (5) years from the date such option is granted. No employee shall be granted options in any calendar year the aggregate fair market value of which (at the time of grant) is more than $100,000 plus any unused limit carry over applicable to that year. The preceding sentence shall not apply to options granted after December 31, 1986.

4.       PURCHASE PRICE

         The purchase price of the shares under each option shall be the fair market value of the stock at the time such option is granted, determined by the "Last Transaction" price (or price of the stock on the last trade) at which shares of the Company's stock are listed in the "NASDAQ National Market System" quotation of the over the counter market at the close of business on the date of granting the option, or if the stock was not so traded on such date, then on the next date when the stock is regularly traded and quoted on the "NASDAQ National Market System". The purchase price shall be paid in full prior to the delivery of the stock. In any transaction to which the Internal Revenue Code, or any comparable provision subsequently enacted is applicable, the purchase price shall be determined in a manner consistent therewith.

5.       LIMITATIONS ON THE RIGHT TO EXERCISE OPTIONS

         (a) Except as otherwise provided by Articles 6 and 7 hereof, no option shall be exercised unless at the time of such exercise the holder of the option is in the employment of the Company or one of its subsidiaries. In no event shall any option be exercised after the expiration of five years from the date of granting such option. Each option will be exercisable during such option period as follows:

         At any time during the option period the holder of the option may purchase all or part of the total number of shares to which his option relates. However, purchases of less than the total number shall be in one hundred (100) share increments.

         (b) No option granted under this Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution and an option may be exercised during the lifetime of the holder thereof only by him. The holder of an option or his legal representatives, legatees, or distributes, as the case may be, shall have none of the rights of a shareholder with respect to any shares subject to such option until such shares have been issued to him under the terms of this Plan. In no case may anyone


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exercise an option for a fraction of a share.

         (c) No option granted under this Plan shall be exercisable while there is outstanding a previously granted option to such holder. For purposes of this paragraph, the term outstanding shall have the meaning attributed to it under
Section 422A(c)7 of the Internal Revenue Code. This paragraph shall not apply to options granted after December 31, 1986.

         (d) As to all options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) shall not exceed $100,000.

6.       TERMINATION OF EMPLOYMENT

         If a holder of an option shall retire or shall cease to be employed by the Company or by a subsidiary of the Company for any reason other than death after he shall have been continuously so employed for one year from and after the date of granting his option, he may, but only within three months next succeeding such retirement or cessation of employment, exercise his option to the extent that he was entitled to exercise it at the date of such retirement or cessation. Leaves of absence duly authorized by the Company shall not be deemed cessation of employment. This Plan will not confer upon a holder of an option any right with respect to continuance of employment by the Company or by a subsidiary of the Company; nor will it interfere in any way with his right, or his employer's right to terminate his employment at any time.

7.       DEATH OF HOLDER

         In the event of the death of a holder of an option while in the employment of the Company or of a subsidiary of the Company, or within three months after termination of such employment, the option shall be exercisable only within one year following such death and then only (a) by his estate or by the person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, and (b) if and to the extent that he was entitled to exercise the option at the date of his death.

8.       ADJUSTMENT OF SHARES

         In the event of any change as a result of recapitalization, merger, consolidation, stock dividend, stock splits, combination or exchanges of shares, or otherwise, in the character or amount of the Company's authorized and outstanding capital stock prior to the exercise of an option previously granted, the option, to the extent that it has not been exercised, shall entitle the holder to purchase the number and kind of securities which he would have been entitled to receive had he actually owned the stock subject to the



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option at the time of the occurrence of such change. If any other event shall occur, prior to the exercise of an option granted hereunder, which shall increase or decrease the amount of capital stock outstanding and which the Board, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holders of options should be permitted to acquire, such adjustment as the Board shall determine may be made, and when so made shall be effective and binding for all purposes of the Plan.

9.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors, ("The Board"). The Company shall grant all options under the Plan by resolution of the Board, which options shall be evidenced by the delivery of certificates in a form approved by the Board. The Board from time to time may adopt rules and regulations for carrying out the Plan. With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

10.      AMENDMENTS

         The Board, may from time to time make such changes in and additions to the plan as it may deem proper; provided that no change shall be made that increases the total number of shares covered by the plan or effect any change in who may receive options under the plan or materially increases the benefits accruing to optionees hereunder unless such change is authorized by the holders of the common stock of the Company. Notwithstanding the foregoing, the Board may amend the plan without shareholder approval, to the extent necessary to cause Incentive Stock Options granted under the plan to meet the requirements of
Section 422A of the Internal Revenue Code. If any provision of the plan conflicts with any requirements of Section 422A of the Internal Revenue Code, then that provision of the plan shall be void and of no effect.

11.      COMPANY RESPONSIBILITY

         As long as any options remain outstanding, the Company will reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction the requisite authority to issue and sell, such number of shares of its capital stock as shall be sufficient to satisfy the requirements of such options. The Company shall not be liable in the event of its inability to issue or sell stock to any holder of an option if such issuance or sale would be unlawful, nor shall the Company be liable if an issuance or sale to a holder is subsequently invalidated.

12.      EFFECTIVE DATES AND EXTINGUISHMENT OF RIGHTS

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         The plan shall become effective upon its approval by the shareholders.
The date of granting an option shall be the date of its approval by the Board and the certificate evidencing such option shall bear that date. Unless sooner terminated as herein provided, the plan shall terminate upon expiration of ten years from the date of its approval by the shareholders.

13.      PAYMENT

         All payment for shares obtained by exercise of options granted under this plan shall be made by payment of the amount due to the Treasurer of the Company in cash or by delivery to the Secretary of the Company of sufficient shares of the Company's common stock, properly endorsed for transfer to the Company, which when valued at "Last Transaction" price at the close of business for the previous day on which the stock was traded on the "NASDAQ National Market System", will equal the payment due for those shares. Any fractional amount of overpayment received by the Company because of receiving whole shares may be refunded in cash by the Treasurer.